EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Blue Foundry Bancorp on Form S-1 of our report dated March 10, 2021 on the consolidated financial statements of Blue Foundry Bancorp and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

New York, New York

March 10, 2021